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                                                                  EXHIBIT 23 (b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements Nos. 333-27989, 333-32831, 333-37652, 333-56055 as amended by Post Effective
Amendment Nos. 1 and 2 thereto, 333-64504, 333-64504-01, 333-64504-02,
333-71004, 333-71004-01 and 333-71004-02 on Form S-3 of TXU Corp. and
Registration Statements Nos. 333-32833, 333-32835, 333-32837, 333-32839,
333-32841, 333-32843, 333-45657, 333-46671, 333-79627 as amended by Post
Effective Amendment No. 1 thereto, 333-93181 as amended by Post Effective Amendments Nos.1 and 2 thereto, 333-93183, 333-62016 and 333-62014 on Form S-8 of TXU Corp. of our report dated January 31, 2002, appearing in TXU Corp.'s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 13, 2002